UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2023

Orange County Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40711	26-1135778
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

212 Dolson Avenue, Middletown, New York 10940
(Address of Principal Executive Offices) (Zip Code)

(845) 341-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50	OBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 22, 2023, Orange County Bancorp, Inc. (the “Company”) and Orange Bank & Trust Company, a wholly-owned subsidiary of the Company (the “Bank”), entered into an amended and restated Employment Agreement with Michael J. Gilfeather, President and Chief Executive Officer of the Company and the Bank (the “Gilfeather Agreement”), which replaces and supersedes Mr. Gilfeather’s prior employment agreement effective as of January 1, 2024. The term of the Gilfeather Agreement commences on January 1, 2024 and continues through March 31, 2027, unless terminated sooner pursuant to its terms. On March 31, 2027, the Gilfeather Agreement will automatically extend through March 31, 2028, unless Mr. Gilfeather or the Boards of Directors of the Company and Bank (excluding Mr. Gilfeather) give written notice of a desire not to extend the term of the Gilfeather Agreement. If a Change of Control (as defined in the Gilfeather Agreement) occurs during the term of the Gilfeather Agreement, the term of the Gilfeather Agreement will not end before the second anniversary of the date on which a Change of Control first becomes effective, unless Mr. Gilfeather’s employment is terminated sooner pursuant to the terms of the Gilfeather Agreement
The Gilfeather Agreement provides that Mr. Gilfeather’s base salary, initially set at $670,000, may be increased but not decreased during the term of the Gilfeather Agreement. In addition to base salary, Mr. Gilfeather is eligible to participate in the short-term and long-term incentive compensation programs of the Company and the Bank, which includes the Annual Incentive Plan (the “AIP”) and the Long-Term Incentive Program (the “LTIP”). Under the terms of the Gilfeather Agreement, Mr. Gilfeather’s target bonus opportunity under the AIP is 40% of his base salary and under the LTIP  the target bonus opportunity is 50% of his base salary. Mr. Gilfeather is also eligible to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of the Bank. Further, the Gilfeather Agreement provides that Mr. Gilfeather will continue to participate in the Bank’s Performance-Based Supplemental Executive Retirement Plan (the “SERP”) with an annual performance-based contribution opportunity of $260,000.  Details of Mr. Gilfeather’s SERP benefit are set forth in the SERP and SERP Participation Agreement.
Under the Gilfeather Agreement, all reasonable travel and other business expenses incurred by Mr. Gilfeather in the performance of his duties, including dues and fees associated with country club memberships, are reimbursed by the Bank in accordance with its reimbursement policy, as amended from time to time.
In addition, the Gilfeather Agreement provides Mr. Gilfeather with the opportunity to earn both a cash and Company stock-based retention bonus upon the satisfaction of certain terms and conditions.  If Mr. Gilfeather remains continuously employed with the Company and the Bank through December 31, 2026, the Company will pay Mr. Gilfeather a lump sum cash retention bonus in the amount of $375,000 (the “Cash Retention Bonus”). If Mr. Gilfeather remains employed through December 31, 2027, he will receive an additional lump sum cash payment in the amount of $125,000 (the “Cash Retention Enhancement Bonus”).  In the event of a Change in Control or Mr. Gilfeather’s death prior to the payment of the Cash Retention Bonus or the Cash Retention Enhancement Bonus, Mr. Gilfeather is entitled to any unpaid Cash Retention Bonus or, if the death or Change in Control is on or after January 1, 2027, Cash Retention Enhancement Bonus, within 30 days of the Change in Control or Mr. Gilfeather’s death, as applicable. If the Bank or the Company terminates Mr. Gilfeather’s employment without Cause (as defined in the Gilfeather Agreement), or Mr. Gilfeather terminates his employment for Good Reason (as defined in the Gilfeather Agreement), Mr. Gilfeather shall be entitled to any unpaid Cash Retention Bonus or, if the termination is on or after January 1, 2027, Cash Retention Enhancement Bonus, in the regular payroll following the effective date of a release of claims executed and not revoked by Mr. Gilfeather.  Within 30 days of the effective date of the Gilfeather Agreement, and annually during the month of February in 2025 and 2026 (subject to Mr. Gilfeather's employment with the Bank and the Company on the date of grant), the Company will grant Mr. Gilfeather restricted stock units (“RSUs”) equal to 20% of his Base Salary on the date of grant (“RSU Retention Bonus”). The RSUs granted as part of the RSU Retention Bonus in 2024, 2025 and 2026 will cliff vest on December 31, 2026 if Mr. Gilfeather remains continuously employed through that date and satisfies the RSU Retention Bonus performance criteria. The RSU Retention Bonus is subject to the terms of the Orange County Bancorp, Inc. 2023 Equity Incentive Plan and RSU Retention Bonus agreements. In the event of a Change in Control or Mr. Gilfeather's death, involuntary termination without Cause or voluntary termination for Good Reason, prior to December 31, 2026, the unvested RSUs granted as part of the RSU Retention Bonus will fully vest. In the event of a Change in Control or Mr. Gilfeather’s death, involuntary termination without Cause or voluntary termination for Good Reason prior to Mr. Gilfeather being granted all the RSU Retention Bonus grants, Mr. Gilfeather will receive a cash payment in lieu of each ungranted RSU equal to 20% of Mr. Gilfeather's base salary at the time of the Change in Control or his separation from service due to his death, involuntary termination without Cause or voluntary termination with Good Reason. The Company or its successor will issue shares of stock and/or make a payment of cash to Mr. Gilfeather as required within 30 days of the effective date of the general release of claims required under the Gilfeather Agreement.
In the event of Mr. Gilfeather’s termination by the Bank or the Company, not in connection with a Change in Control, without Cause or Mr. Gilfeather’s resignation for Good Reason, the Gilfeather Agreement provides Mr. Gilfeather with any Accrued Obligations (as defined in the Gilfeather Agreement) and a pro-rated AIP bonus accrued but unpaid based on Mr. Gilfeather’s employment through his separation date. Further, all RSUs granted under the LTIP will be pro-rated based on Mr. Gilfeather’s service during the vesting period.  The Gilfeather Agreement also provides Mr. Gilfeather with a severance payment equal to the sum of Mr. Gilfeather’s base salary as of his termination date, plus the average of the three most recent annual bonuses under the AIP paid to Mr. Gilfeather prior to his termination date.  In addition, the Bank will pay to Mr. Gilfeather the cost of COBRA premiums on a monthly basis commencing with the first month following his date of termination and continuing until the earlier of (A) the twelfth (12th) month following Mr. Gilfeather’s date of termination; or (B) such time that Mr. Gilfeather first becomes eligible for health insurance coverage with another employer.
In the event Mr. Gilfeather’s employment is terminated involuntarily without Cause or voluntarily for Good Reason upon or within 12 months of a Change in Control, the Bank (or any successor) shall: (i) pay or provide to Mr. Gilfeather any Accrued Obligations; and (ii) pay Mr. Gilfeather, or in the event of his subsequent death, Mr. Gilfeather's beneficiary or estate, as severance pay, an amount equal to the sum of three (3) times: (x) Mr. Gilfeather's base salary (at the rate in effect when the Change in Control occurs or, if higher, at the rate in effect on the date of his termination of employment) and (y) the average of the three most recent annual bonuses paid to Mr. Gilfeather under the AIP prior to a Change in Control. In addition to the severance pay, the Bank shall pay to Mr. Gilfeather an additional lump sum cash payment equal to eighteen (18) times the monthly COBRA charge in effect on Mr. Gilfeather’s date of termination for the type of bank-provided group health plan coverage in effect for Mr. Gilfeather (e.g., family coverage) on his date of termination. In the event that an excise tax under Sections 280G and 4999 of the Internal Revenue Code would be assessed on the payments or other benefits received under the Gilfeather Agreement in connection with a Change in Control, Mr. Gilfeather would receive either: (1) all the payments and benefits to which he is entitled under the Gilfeather Agreement, subject to the excise tax; or (2) have such payments and benefits reduced by the minimum amount necessary so that the excise tax will not apply, if such reduction would result in a greater net after-tax benefit to Mr. Gilfeather.
The Gilfeather Agreement terminates upon Mr. Gilfeather’s death in which event the Bank will pay Mr. Gilfeather’s estate or his beneficiaries any Accrued Obligations.  All unvested retention bonuses (cash and stock) will vest and any unvested RSUs granted under the LTIP will also vest.

In the event Mr. Gilfeather voluntarily terminates his employment with the Bank or the Company (other than for Good Reason) or his employment is terminated by the Company or the Bank for Cause, the sole obligation of the Company and the Bank under the Gilfeather Agreement is to pay Mr. Gilfeather his Accrued Obligations.
The Gilfeather Agreement provides for a one-year non-competition covenant and two-year non-solicitation covenants related to employees and customers, provided, however, that such covenants will cease immediately upon a Change in Control.
On December 22, 2023, the Bank entered into an amended and restated Employment Agreement with Joseph Ruhl, Executive Vice President and Chief Deposit Officer of the Bank (the “Ruhl Agreement”), which replaces and supersedes his prior employment agreement. The term of the Ruhl Agreement commences on December 22, 2023 and continues through December 31, 2025, unless terminated sooner pursuant to its terms.   Commencing on January 1, 2024 and continuing on each January 1st thereafter, the term of the Ruhl Agreement will automatically extend for one additional year, unless either the Bank or Mr. Ruhl provides written notice to the other of its intent not to renew.   If a Change of Control (as defined in the Ruhl Agreement) occurs during the term of the Ruhl Agreement, the term of the Ruhl Agreement will not end before the first anniversary of the date on which a Change of Control first becomes effective.
The Ruhl Agreement provides Mr. Ruhl with a base salary of $335,000. The Compensation Committee of the Board of Directors of the Bank may consider increasing, but not decreasing, Mr. Ruhl’s base salary as it deems appropriate.  In addition to base salary, Mr. Ruhl is eligible to participate in the AIP and the LTIP.  Mr. Ruhl’s target bonus opportunity under the AIP and the LTIP is commensurate with the target bonus opportunities of similarly situated executives at the Bank.  Mr. Ruhl is also eligible to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of the Bank and has been designated as a participant in the SERP. All reasonable travel and other business expenses incurred by Mr. Ruhl in the performance of his duties, including dues and fees associated with country club memberships, are reimbursed by the Bank in accordance with its reimbursement policy, as amended from time to time.
In the event of Mr. Ruhl’s termination by the Bank, not in connection with a Change in Control, without Cause or Mr. Ruhl’s resignation for Good Reason, the Ruhl Agreement provides Mr. Ruhl with any Accrued Obligations. In addition, the Bank will pay Mr. Ruhl, or in the event of his subsequent death his estate or beneficiaries, a lump sum cash payment equal to: 100% of his base salary as of his termination of employment and (ii) the average of the three (3) most recent annual bonuses paid under the AIP to Mr. Ruhl prior to his termination date.   In addition, the Bank will pay to Mr. Ruhl the cost of COBRA premiums on a monthly basis commencing with the first month following his date of termination and continuing until the earlier of (A) the twelfth (12th) month following Mr. Ruhl’s date of termination; or (B) such time that Mr. Ruhl first becomes eligible for health insurance coverage with another employer.
In the event Mr. Ruhl’s employment is terminated upon or within 12 months of a Change in Control, involuntary without Cause or voluntarily for Good Reason, the Bank (or any successor) shall: (i) pay or provide to Mr. Ruhl any Accrued Obligations; and (ii) pay Mr. Ruhl, or in the event of his subsequent death, his beneficiary or estate, as severance pay an amount equal to the sum of two (2) times: (x) Mr. Ruhl's base salary (at the rate in effect when the Change in Control occurs or, if higher, at the rate in effect on the date of his termination of employment) and (y) the average of the three most recent annual bonuses paid to Mr. Ruhl under the AIP prior to a Change in Control. In addition to the severance pay, the Bank shall pay to Mr. Ruhl an additional lump sum cash payment equal to eighteen (18) times the monthly COBRA charge in effect on Mr. Ruhl’s date of termination for the type of bank-provided group health plan coverage in effect for Mr. Ruhl (e.g., family coverage) on his date of termination. In the event that an excise tax under Sections 280G and 4999 of the Internal Revenue Code would be assessed on the payments or other benefits received under the Ruhl Agreement in connection with a Change in Control, Mr. Ruhl would receive either: (1) all the payments and benefits to which he is entitled under the Ruhl Agreement, subject to the excise tax; or (2) have such payments and benefits reduced by the minimum amount necessary so that the excise tax will not apply, if such reduction would result in a greater net after-tax benefit to Mr. Ruhl.
The Ruhl Agreement provides for non-competition and two-year non-solicitation of employees and customers covenants which apply for 18 months following an involuntary termination for cause or a voluntary termination for Good Reason and for 12 months following a termination for any reason or no reason following the expiration of the term. The non-solicitation covenants, but not the non-competition covenant, apply for 12 months following an involuntary termination without Cause or voluntary termination for Good Reason.  The non-competition and non-solicitation covenants will cease immediately upon a Change in Control.
In the event either Mr. Gilfeather or Mr. Ruhl becomes disabled while employed by the Bank, their respective agreements provide for the payment of all Accrued Obligations, as well as salary continuation until the executive receives disability income under the Bank’s long-term disability program.  Further, if the either Mr. Gilfeather or Mr. Ruhl elects COBRA coverage, for a period of 18 months following separation from service, he will receive monthly payments equal to the monthly COBRA premium in effect for the respective executives as of his termination date.
On December 22, 2023, Mr. Gilfeather also executed an amended and restated SERP Participation Agreement (the “Gilfeather SERP Participation Agreement”) which reflects an increase in Mr. Gilfeather’s annual SERP opportunity to $260,000, effective for the Bank’s fiscal year ending December 31, 2023.
The foregoing description of the Gilfeather Agreement, the Ruhl Agreement and the Gilfeather SERP Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and such agreements are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Description
10.1	Amended and Restated Employment Agreement, dated as of December 22, 2023, by and among Orange County Bancorp, Inc., Orange Bank & Trust Company and Michael J. Gilfeather

10.2	Amended and Restated Employment Agreement, dated as of December 22, 2023, by and between Orange Bank & Trust Company and Joseph Ruhl

10.3	Amended and Restated Participation Agreement for Michael J. Gilfeather Under the Orange Bank & Trust Company Performance-Based Supplemental Executive Retirement Plan

104	Cover Page for this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ORANGE COUNTY BANCORP, INC.

DATE: December 29, 2023	By:	/s/ Michael Lesler
Michael Lesler
Executive Vice President, Chief Financial Officer